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            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We hereby consent to the incorporation by reference in the Supplement to the Prospectus of American Pathway II Variable Annuity (the "Supplement"), which constitutes part of this Registration Statement on Form N-4 for Variable Separate Account of AIG SunAmerica Life Assurance Company, of our report dated May 27, 2005, relating to the financial statements, financial statement schedules, management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting, which appears in the American International Group, Inc. Annual Report on Form 10-K for the year ended December 31, 2004. We also consent to the reference to us under the heading "Financial Statements" in such Registration Statement.



PricewaterhouseCoopers LLP
Los Angeles, California
August 12, 2005